Exhibit 3.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:49 AM 05/15/2024

FILED 11:49 AM 05/15/2024

SR 20242135497 - File Number 2470516

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

THE HANOVER INSURANCE GROUP, INC.

1. Name. The name of this corporation is THE HANOVER INSURANCE GROUP, INC.

2. Registered Office. The registered office of this corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capital Stock. The total number of shares of capital stock that this corporation shall have authority to issue is 320,000,000 shares which shall be divided into 300,000,000 shares of Common Stock, each of which shall have a par value of $.01 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, each of which shall have a par value of $.01 per share (the “Preferred Stock”). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

5. Registered Owner of Shares. The corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

6. Changes in Authorized Stock. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

7. Election of Directors. The election of directors need not be by ballot unless the by-laws shall so require.

8. By-laws. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors as provided by law, this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) and the by-laws of this corporation.

9. Actions by the Directors. In determining what he or she reasonably believes to be in the best interests of the corporation in the performance of his or her duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the corporation’s assets and otherwise, such factors as the board of directors determines to be relevant, including without limitation:

(a) the interests of the policyholders of the corporation’s subsidiaries;

(b) the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation;

(c) whether the proposed transaction might violate federal or state laws;

(d) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities or other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation’s financial condition and future prospects, and

(e) the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the board of directors is authorized to conduct such investigations and to engage in such legal proceedings as the board of directors may determine.

10. Provisions to By-laws. The board of directors of the corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the corporation, by-laws of the corporation, in such form and with such additional terms as the board of directors may determine, with respect to the matters or corporate proceedings set forth below:

(a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent board of directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the corporation entitled to vote in the election of directors as are specified in such by-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%) and (ii) submitted to the secretary or other designated officer or agent of the corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such by-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this Section 10 or any by-law adopted pursuant hereto, and if he or she so determines, he or she shall so declare to the meeting, and the defective nomination shall be disregarded.

(b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the board of directors or as are made by a stockholder who has submitted notice thereof to the secretary or other designated officer or agent of the corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such by-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them, any financial interest of such stockholders in such proposal, and any other information as specified in such by-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this Section 10 or any by-law adopted pursuant hereto, and if he or she so determines, he or she shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

(c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the secretary or other designated officer or agent of the corporation at least that number of days prior to the date of such meeting specified in such by-law (but not more than thirty days before such meeting) of their intent to attend in person, and the secretary or other designated officer or agent of the corporation would issue a single admission ticket to each holder of shares of the stock of the corporation entitled to vote at such meeting and to such other persons as the board of directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the corporation and, to the extent authorized by the board of directors, the presiding officer at such meeting, employees or other agents of the corporation. Application of any such by-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

In the event that any such by-law is adopted pursuant to this Section 10, such by-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes then outstanding represented by shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

11. Classification of Board of Directors.

(a) The directors of the corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall, until the annual meeting of stockholders to be held in 2027, be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the by-laws of the corporation. The term of office of the class of directors elected at the annual meeting of stockholders held in 2024 shall expire at the 2027 annual meeting of stockholders; the term of office of the class of directors elected at the annual meeting of stockholders held in 2025 shall expire at the 2026 annual meeting of stockholders; and the term of office of the class of directors elected at the annual meeting of stockholders held in 2026 shall expire at the 2027 annual meeting of stockholders. Subject to the rights of the holders of shares of any class or series of Preferred Stock, at each annual meeting of stockholders, commencing with the 2027 annual meeting of stockholders, directors shall be elected for a term of office to expire at the annual meeting of stockholders held in the year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified, or, if earlier, such director’s death, resignation or removal from office. Any director elected to fill a newly created directorship or any vacancy on the board of directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors, if any, in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

(b) Until the annual meeting of stockholders to be held in 2027, subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the board of directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until such director’s successor shall be elected and qualified or until such director’s earlier death, resignation or removal. For purposes of this subsection (b) and subsection (c), “cause” shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.

(c) Following the annual meeting of stockholders to be held in 2027, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

(d) Until the annual meeting of stockholders to be held in 2027, in the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

12. Director and Officer Liability. To the fullest extent permitted under the law of the State of Delaware, as it now exists or may hereafter be amended, no director or officer shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer. No amendment or repeal of this paragraph 12 shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

13. Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 13 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Section 13 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

14. Books and Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

15. Actions by Consent. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of the stockholders and may not be taken by written consent.

16. Amendments. The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 16; provided, however, that any amendment or repeal of Section 12 or Section 13 of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the corporation), the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Sections 8, 9, 10, 11, or 16 of this Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by the officer below this 14th day of May, 2024.

By: /s/ Dennis F. Kerrigan

Name: Dennis F. Kerrigan

Title: Executive Vice President, Chief Legal Counsel and Assistant Secretary